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Exhibit No. 23.1.1

                  SUPPLEMENTAL CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Registration Statements
No. 333-33556 and No. 333-41062 on Form S-3, and Registration Statements
No. 333-55072 and 333-66654 on Form S-8 of Generex Biotechnology Corporation and Subsidiaries (the Company) of our report dated October 7, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Restatement described in Note 17) appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 2002.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Toronto, Ontario
November 27, 2002









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Exhibit No. 23.1.2

                    SUPPLEMENTAL CONSENT OF WITHUMSMITH+BROWN

The Annual Report of Generex Biotechnology Corporation and Subsidiaries (the "Company") for its fiscal year ended July 31, 2002, includes our report dated September 14, 2000, on the consolidated financial statements of the Company as of July 31, 2000 and for the year then ended. We consent to the incorporation by reference of our report on such consolidated financial statements in the following registration statements of the Company on Form S-3: registration numbers 333-33556, 333-41062, 333-67118, 333-51194 and 333-42452 and Form S-8:
registration numbers 333-55072 and 333-66654.


/s/ WithumSmith+Brown
---------------------
WithumSmith+Brown

New Brunswick, New Jersey
November 27, 2002